UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2012

Apricus Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 300, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 222-8041

 (Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 6, 2012, the Board accepted the resignation of Bassam Damaj, Ph.D. as a director, Chief Executive Officer and President of Apricus Biosciences, Inc. and its subsidiaries (the “Company”), effective as of that date. Dr. Damaj’s resignation as a director was made pursuant to a previously tendered conditional resignation provided under the Company’s Corporate Governance Guidelines, which provide that a director who is also an executive officer shall tender a conditional resignation from the Board if they cease to serve as an executive officer of the Company.

Concurrent with Dr. Damaj’s resignation, the Board appointed Steve Martin to serve as the Interim Chief Executive Officer of the Company while the Board conducts a search for a permanent candidate to occupy this position. Mr. Martin is also currently serving as the Company’s Senior Vice President and Chief Financial Officer.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apricus Biosciences, Inc.

	By:	/s/ Randy Berholtz
Name: Randy Berholtz
Title: Executive Vice President, General Counsel and Secretary

Date: November 13, 2012